Exhibit 20.2
Page 1 of 3

                    Navistar Financial 1994 - C Owner Trust
                        For the Month of February, 1998
                      Distribution Date of March 20, 1998
                           Servicer Certificate #39

Original Pool Amount                                      $315,029,921.60

Beginning Pool Balance                                     $42,736,062.58
Beginning Pool Factor                                           0.1356572

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)     $3,585,573.64
     Interest Collected                                       $321,196.91

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                         $75,112.79
Total Additional Deposits                                      $75,112.79

Repos / Chargeoffs                                            $244,368.79
Aggregate Number of Notes Charged Off                                  47

Total Available Funds                                       $3,981,883.34

Ending Pool Balance                                        $38,906,120.15
Ending Pool Factor                                              0.1234998

Servicing Fee                                                  $35,613.39

Repayment of Servicer Advances                                      $0.00

Reserve Account:
     Beginning Balance  (see Memo Item)                     $6,340,011.09
     Target Percentage                                               6.50%
     Target Balance                                         $2,528,897.81
     Minimum Balance                                        $6,615,628.35
     (Release) / Deposit                                      ($26,742.71)
     Ending Balance                                         $6,313,268.38

Current Weighted Average APR:                                        9.479%
Current Weighted Average Remaining Term (months):                   16.74

Delinquencies                                             Dollars       Notes
     Installments:              1 - 30 days             $840,625.97      390
                                31 - 60 days            $190,699.53       90
                                60+  days               $108,938.00       33

     Total:                                           $1,140,263.50      411

     Balances:                  60+  days               $650,629.74       33

Memo Item - Reserve Account
     Prior Month                                      $6,480,552.22
+    Invest. Income                                      $26,742.71
+    Excess Serv.                                             $0.00
+    Transfer (to) / from Collections Account          ($167,283.84)
     Beginning Balance                                $6,340,011.09

Exhibit 20.2
Page 2 of 3

Navistar Financial 1994 - C Owner Trust
For the Month  of  February, 1998

                                                                                      NOTES
                                                                 (Money Market)
                                                      TOTAL         CLASS A - 1         CLASS A - 2       CERTIFICATES
                                               $315,029,921.60     $207,000,000.00     $97,000,000.00     $11,029,921.60
Original Pool Amount
Distributions:
     Distribution Percentages                                                0.00%             96.50%              3.50%
     Coupon                                                                 7.650%             8.000%             8.300%

Beginning Pool Balance                          $42,736,062.58
Ending Pool Balance                             $38,906,120.15

Collected Principal                              $3,585,573.64
Collected Interest                                 $321,196.91
Charge - Offs                                      $244,368.79
Liquidation Proceeds / Recoveries                   $75,112.79
Servicing                                           $35,613.39
Cash Transfer from Reserve Account                 $167,283.84
Total Collections Avail for Debt Service         $4,113,553.79

Beginning Balance                               $42,423,039.41               $0.00     $39,258,652.67      $3,164,386.74

Interest Due                                       $283,611.36               $0.00        $261,724.35         $21,887.01
Interest Paid                                      $283,611.36               $0.00        $261,724.35         $21,887.01
Principal Due                                    $3,829,942.43               $0.00      $3,695,894.44        $134,047.99
Principal Paid                                   $3,829,942.43               $0.00      $3,695,894.44        $134,047.99

Ending Balance                                  $38,593,096.98               $0.00     $35,562,758.23      $3,030,338.75
Note / Certificate Pool Factor                                              0.0000             0.3666             0.2747
   (Ending Balance / Original Pool Amount)
Total Distributions                              $4,113,553.79               $0.00      $3,957,618.79        $155,935.00

Interest Shortfall                                       $0.00               $0.00              $0.00              $0.00
Principal Shortfall                                      $0.00               $0.00              $0.00              $0.00
     Total Shortfall                                     $0.00               $0.00              $0.00              $0.00
      (required from Reserve)
Excess Servicing                                         $0.00
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance                   $6,340,011.09
(Release) / Draw                                   ($26,742.71)
Ending Reserve Acct Balance                      $6,313,268.38

Exhibit 20.2
Page 3 of 3

Navistar Financial 1994 - C Owner Trust
For the Month  of  February 1998


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                            5                     4                   3                   2                  1
                                         Oct-97                 Nov-97             Dec-97             Jan-98             Feb-98
Beginning Pool Balance              $61,603,611.48         $56,533,530.58     $52,865,691.61     $46,585,631.74     $42,736,062.58

A)   Loss Trigger:
Principal of Contracts Charged Off     $125,684.92             $31,000.14              $0.00        $234,457.84        $244,368.79
Recoveries                             $188,686.61             $14,230.76          $3,055.63         $44,036.59         $75,112.79

Total Charged Off (Months 5, 4, 3)     $156,685.06
Total Recoveries (Months 3, 2, 1)      $122,205.01
Net Loss / (Recoveries) for 3 Mos       $34,480.05 (a)

Total Balance (Months 5, 4, 3)     $171,002,833.67 (b)

Loss Ratio Annualized  [(a/b) * (12)]       0.2420%

Trigger:  Is Ratio > 1.5%                       No
                                                                                   Dec-97             Jan-98             Feb-98

B)   Delinquency Trigger:                                                        $978,905.50        $568,483.32        $650,629.74
     Balance delinquency 60+ days                                                   1.85168%           1.22030%           1.52244%
     As % of Beginning Pool Balance                                                 1.42072%           1.51306%           1.53147%
     Three Month Average

Trigger:  Is Average > 2.0%                     No

C)   Noteholders Percent Trigger:           2.0040%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                     No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer